Exhibit 99.1

News Release
Sunoco LP Announces Fourth Quarter and Full Year 2020 Financial and Operating Results
DALLAS, February 17, 2021 - Sunoco LP (NYSE: SUN) (“SUN” or the “Partnership”) today reported financial and operating results for the three- and twelve-month periods ended December 31, 2020.
For the three months ended December 31, 2020, net income was $83 million versus $83 million in the fourth quarter of 2019.
Adjusted EBITDA(1) for the quarter totaled $159 million compared with $168 million in the fourth quarter of 2019. This year-over-year decrease reflects lower reported fuel volume and margins partially offset by a decline in operating expenses(2).
Distributable Cash Flow, as adjusted(1), for the quarter was $97 million, compared to $120 million a year ago.
The Partnership sold 1.8 billion gallons in the fourth quarter of 2020, down 12% from the fourth quarter of 2019. Fuel margin for all gallons sold was 9.2 cents per gallon for the quarter compared to 9.9 cents per gallon a year ago. In the fourth quarter of 2020, fuel margin included approximately $8 million of one-time write-offs associated with prior period fuel tax and inventory related items. In addition, fourth quarter margin included an unfavorable timing impact of approximately $9 million related to SUN’s inventory valuation and associated hedges. For the full year 2020, the impact of this inventory valuation and hedging activity resulted in approximately $2 million of margin favorability.
For the twelve months ended December 31, 2020, net income was $212 million versus $313 million in 2019.
Adjusted EBITDA(1) for the full year 2020 totaled $739 million, up 11% from $665 million a year ago. This year-over-year increase reflects higher reported fuel margins of 11.9 cents per gallon compared to 10.1 cents per gallon a year ago and a 11% decline in operating expenses(2) partially offset by a 13% reduction in gallons sold to 7.1 billion.
Distributable Cash Flow, as adjusted(1), for the full year 2020 was $517 million, compared to $453 million a year ago.
Recent Accomplishments and Business Outlook
•Generated record Adjusted EBITDA of $739 million in 2020, up 11% from full year 2019, and continued to strengthen leverage and coverage metrics with leverage of 4.18 and trailing twelve months coverage of 1.50 at the end of 2020.
•Completed a private offering of $800 million 4.500% Senior Notes due 2029 on November 9, 2020. SUN used the proceeds from the offering to fund the cash tender offer for its 4.875% Senior Notes due 2023. SUN redeemed the remaining 4.875% Senior Notes due 2023 on January 15, 2021.
•Acquired a terminal in New York on December 15, 2020 for approximately $12 million plus working capital adjustments. The acquisition was funded with cash on hand and amounts available on SUN’s revolving credit facility. The approximately 350,000 barrel refined products waterborne terminal is consistent with SUN’s strategy of expanding the midstream portfolio and providing further income diversification and stability. SUN expects the acquisition to be accretive to unitholders in the first year.
•The Partnership expects full year 2021 Adjusted EBITDA to be between $725 and $765 million. SUN expects 2021 fuel volumes to be between 7.25 and 7.75 billion gallons, fuel margins to be between 11.0 and 12.0 cents per gallon, operating expenses(2) in a range of $440 to $450 million, growth capital expenditures of at least $120 million, and maintenance capital expenditures of approximately $45 million.
Distribution and Coverage
On January 28, 2021, the Board of Directors of SUN’s general partner declared a distribution for the fourth quarter of 2020 of $0.8255 per unit, which corresponds to $3.3020 per unit on an annualized basis. The distribution will be paid on February 19, 2021 to common unitholders of record on February 8, 2021. Current quarter cash coverage was 1.13 times and trailing twelve months coverage was 1.50 times.
Liquidity and Leverage
At December 31, 2020, SUN had no borrowings against its revolving credit facility and other long-term debt of $3.1 billion. The Partnership maintained ample liquidity of approximately $1.5 billion at the end of the quarter under its $1.5 billion revolving credit facility that matures in July 2023 and has no Senior Notes maturities prior to 2026. SUN’s leverage ratio of net debt to Adjusted EBITDA, calculated in accordance with its credit facility, was 4.18 times at the end of the fourth quarter compared to 4.61 times at the end of the fourth quarter of 2019.

Capital Spending
SUN's gross capital expenditures for the fourth quarter were $45 million, which included $25 million for growth capital and $20 million for maintenance capital. For the full year 2020, the Partnership spent $124 million on gross capital expenditures, which included $89 million on growth capital and $35 million on maintenance capital.
SUN’s segment results and other supplementary data are provided after the financial tables below.
(1)Adjusted EBITDA and Distributable Cash Flow, as adjusted, are non-GAAP financial measures of performance that have limitations and should not be considered as a substitute for net income. Please refer to the discussion and tables under "Reconciliations of Non-GAAP Measures" later in this news release for a discussion of our use of Adjusted EBITDA and Distributable Cash Flow, as adjusted, and a reconciliation to net income.
(2)Operating expenses include general and administrative, other operating and lease expenses.
Earnings Conference Call
Sunoco LP management will hold a conference call on Thursday, February 18, at 8:00 a.m. CT (9:00 a.m. ET) to discuss results and recent developments. To participate, dial 877-407-6184 (toll free) or 201-389-0877 approximately 10 minutes early and ask for the Sunoco LP conference call. The call will also be accessible live and for later replay via webcast in the Investor Relations section of Sunoco’s website at www.SunocoLP.com under Webcasts and Presentations.
Sunoco LP (NYSE: SUN) is a master limited partnership with core operations that include the distribution of motor fuel to approximately 10,000 convenience stores, independent dealers, commercial customers and distributors located in more than 30 states as well as refined product transportation and terminalling assets. SUN's general partner is owned by Energy Transfer Operating, L.P., a wholly owned subsidiary of Energy Transfer LP (NYSE: ET).
Forward-Looking Statements
This news release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. In addition to the risks and uncertainties previously disclosed, the Partnership has also been, or may in the future be, impacted by new or heightened risks related to the COVID-19 pandemic and the recent decline in commodity prices, and we cannot predict the length and ultimate impact of those risks. The Partnership undertakes no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on our website at www.SunocoLP.com
Qualified Notice
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat 100 percent of Sunoco LP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Sunoco LP's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.
Contacts
Investors:
Scott Grischow, Vice President – Investor Relations and Treasury
(214) 840-5660, scott.grischow@sunoco.com
Derek Rabe, CFA, Manager – Investor Relations, Strategy and Growth
(214) 840-5553, derek.rabe@sunoco.com
Media:
Alexis Daniel, Manager – Communications
(214) 981-0739, alexis.daniel@sunoco.com

– Financial Schedules Follow –

SUNOCO LP
CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(unaudited)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$97	$21
Accounts receivable, net	295	399
Receivables from affiliates	11	12
Inventories, net	382	419
Other current assets	62	73
Total current assets	847	924

Property and equipment	2,231	2,134
Accumulated depreciation	(806)	(692)
Property and equipment, net	1,425	1,442
Other assets:
Finance lease right-of-use assets, net	3	29
Operating lease right-of-use assets, net	536	533
Goodwill	1,564	1,555

Intangible assets, net	588	646
Other noncurrent assets	168	188
Investment in unconsolidated affiliate	136	121
Total assets	$5,267	$5,438
Liabilities and equity
Current liabilities:
Accounts payable	$267	$445
Accounts payable to affiliates	79	49
Accrued expenses and other current liabilities	282	219
Operating lease current liabilities	19	20
Current maturities of long-term debt	6	11
Total current liabilities	653	744
Operating lease non-current liabilities	538	530
Revolving line of credit	—	162
Long-term debt, net	3,106	2,898
Advances from affiliates	125	140
Deferred tax liability	104	109
Other noncurrent liabilities	109	97
Total liabilities	4,635	4,680
Commitments and contingencies
Equity:
Limited partners:
Common unitholders (83,333,631 units issued and outstanding as of December 31, 2020 and 82,985,941 units issued and outstanding as of December 31, 2019)	632	758
Class C unitholders - held by subsidiary (16,410,780 units issued and outstanding as of December 31, 2020 and December 31, 2019)	—	—
Total equity	632	758
Total liabilities and equity	$5,267	$5,438

SUNOCO LP
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Dollars in millions, except per unit data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Motor fuel sales	$2,463	$4,002	$10,332	$16,176
Non motor fuel sales	55	61	240	278
Lease income	35	35	138	142
Total revenues	2,553	4,098	10,710	16,596
Cost of sales and operating expenses:
Cost of sales	2,271	3,813	9,654	15,380
General and administrative	25	35	112	136
Other operating	56	68	275	304
Lease expense	15	16	61	61
Loss (gain) on disposal of assets and impairment charges	(5)	22	2	68
Depreciation, amortization and accretion	47	46	189	183
Total cost of sales and operating expenses	2,409	4,000	10,293	16,132
Operating income	144	98	417	464
Other income (expense):
Interest expense, net	(44)	(43)	(175)	(173)
Other income (expense), net	2	—	2	3
Equity in earnings of unconsolidated affiliate	2	2	5	2
Loss on extinguishment of debt	(13)	—	(13)	—
Income before income taxes	91	57	236	296
Income tax expense (benefit)	8	(26)	24	(17)
Net income and comprehensive income	$83	$83	$212	$313

Net income per common unit:
Common units - basic	$0.78	$0.76	$1.63	$2.84
Common units - diluted	$0.77	$0.75	$1.61	$2.82

Weighted average limited partner units outstanding:
Common units - basic	83,147,345	82,813,411	83,062,159	82,755,520
Common units - diluted	83,912,647	83,713,959	83,716,464	83,551,962

Cash distribution per unit	$0.8255	$0.8255	$3.30	$3.30

Key Operating Metrics
The following information is intended to provide investors with a reasonable basis for assessing our historical operations, but should not serve as the only criteria for predicting our future performance.
The key operating metrics by segment and accompanying footnotes set forth below are presented for the three months and years ended December 31, 2020 and 2019 and have been derived from our historical consolidated financial statements.

	Three Months Ended December 31,
	2020				2019
	Fuel Distribution and Marketing	All Other	Total		Fuel Distribution and Marketing	All Other	Total
	(dollars and gallons in millions, except gross profit per gallon)
Revenues:
Motor fuel sales	$2,361	$102	$2,463		$3,846	$156	$4,002
Non motor fuel sales	8	46	54		13	48	61
Lease income	38	(3)	35		37	(2)	35
Total revenues	$2,407	$145	$2,552		$3,896	$202	$4,098
Gross profit (1):
Motor fuel sales	$198	$14	$212		$193	$20	$213
Non motor fuel sales	13	22	35		13	24	37
Lease	38	(3)	35		37	(2)	35
Total gross profit	$249	$33	$282		$243	$42	$285
Net income and comprehensive income	$97	$(14)	$83		$57	$26	$83
Adjusted EBITDA (2)	$157	$2	$159		$147	$21	$168
Operating Data:
Total motor fuel gallons sold			1,829				2,087
Motor fuel gross profit cents per gallon (3)			9.2	¢			9.9	¢

	Year Ended December 31,
	2020				2019
	Fuel Distribution and Marketing	All Other	Total		Fuel Distribution and Marketing	All Other	Total
	(dollars and gallons in millions, except gross profit per gallon)
Revenues:
Motor fuel sales	$9,930	$402	$10,332		$15,522	$654	$16,176
Non motor fuel sales	54	186	240		62	216	278
Lease income	127	11	138		131	11	142
Total revenues	$10,111	$599	$10,710		$15,715	$881	$16,596
Gross profit (1):
Motor fuel sales	$691	$73	$764		$817	$89	$906
Non motor fuel sales	48	106	154		53	115	168
Lease	127	11	138		131	11	142
Total gross profit	$866	$190	$1,056		$1,001	$215	$1,216
Net income and comprehensive income	$208	$4	$212		$290	$23	$313
Adjusted EBITDA (2)	$654	$85	$739		$545	$120	$665
Operating Data:
Total motor fuel gallons sold			7,094				8,193
Motor fuel gross profit cents per gallon (3)			11.9	¢			10.1	¢

The following table presents a reconciliation of Adjusted EBITDA to net income and Adjusted EBITDA to Distributable Cash Flow, as adjusted, for the three months and years ended December 31, 2020 and 2019:

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(in millions)		(in millions)
Adjusted EBITDA
Fuel distribution and marketing	$157	$147	$654	$545
All other	2	21	85	120
Total Adjusted EBITDA	159	168	739	665
Depreciation, amortization and accretion	(47)	(46)	(189)	(183)
Interest expense, net	(44)	(43)	(175)	(173)
Non-cash unit-based compensation expense	(3)	(3)	(14)	(13)
(Loss) gain on disposal of assets and impairment charges	5	(22)	(2)	(68)
Loss on extinguishment of debt	(13)	—	(13)	—
Unrealized gain (loss) on commodity derivatives	(6)	1	(6)	5
Inventory adjustments	44	8	(82)	79
Equity in earnings of unconsolidated affiliate	2	2	5	2
Adjusted EBITDA related to unconsolidated affiliate	(3)	(3)	(10)	(4)
Other non-cash adjustments	(3)	(5)	(17)	(14)
Income tax (expense) benefit	(8)	26	(24)	17
Net income and comprehensive income	$83	$83	$212	$313

Adjusted EBITDA (2)	$159	$168	$739	$665
Adjusted EBITDA related to unconsolidated affiliate	3	3	10	4
Distributable cash flow from unconsolidated affiliate	(3)	(3)	(10)	(4)
Cash interest expense	42	41	168	166
Current income tax expense (benefit)	—	(41)	19	(22)
Transaction-related income taxes	—	31	—	31
Maintenance capital expenditures	20	17	35	40
Distributable Cash Flow	97	120	517	450
Transaction-related expenses	—	—	—	3
Distributable Cash Flow, as adjusted (2)	$97	$120	$517	$453

Distributions to Partners:
Limited Partners	$69	$69	$274	$273
General Partners	18	18	71	72
Total distributions to be paid to partners	$87	$87	$345	$345
Common Units outstanding - end of period	83.3	83.0	83.3	83.0
Distribution coverage ratio (4)	1.13x	1.39x	1.50x	1.32x
___________________________
(1)Excludes depreciation, amortization and accretion.
(2)Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation, amortization and accretion expense, allocated non-cash compensation expense, unrealized gains and losses on commodity derivatives and inventory adjustments, and certain other operating expenses reflected in net income that we do not believe are indicative of ongoing core operations, such as gain or loss on disposal of assets and non-cash impairment charges. We define Distributable Cash Flow, as adjusted, as Adjusted EBITDA less cash interest expense, including the accrual of interest expense related to our long-term debt which is paid on a semi-annual basis, current income tax expense, maintenance capital expenditures and other non-cash adjustments.
We believe Adjusted EBITDA and Distributable Cash Flow, as adjusted, are useful to investors in evaluating our operating performance because:
•Adjusted EBITDA is used as a performance measure under our revolving credit facility;
•securities analysts and other interested parties use such metrics as measures of financial performance, ability to make distributions to our unitholders and debt service capabilities;

•our management uses them for internal planning purposes, including aspects of our consolidated operating budget, and capital expenditures; and
•Distributable Cash Flow, as adjusted, provides useful information to investors as it is a widely accepted financial indicator used by investors to compare partnership performance, and as it provides investors an enhanced perspective of the operating performance of our assets and the cash our business is generating.
Adjusted EBITDA and Distributable Cash Flow, as adjusted, are not recognized terms under GAAP and do not purport to be alternatives to net income (loss) as measures of operating performance or to cash flows from operating activities as a measure of liquidity. Adjusted EBITDA and Distributable Cash Flow, as adjusted, have limitations as analytical tools, and one should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations include:
•they do not reflect our total cash expenditures, or future requirements for capital expenditures or contractual commitments;
•they do not reflect changes in, or cash requirements for, working capital;
•they do not reflect interest expense or the cash requirements necessary to service interest or principal payments on our revolving credit facility or term loan;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements; and
•as not all companies use identical calculations, our presentation of Adjusted EBITDA and Distributable Cash Flow, as adjusted, may not be comparable to similarly titled measures of other companies.
Adjusted EBITDA reflects amounts for the unconsolidated affiliate based on the same recognition and measurement methods used to record equity in earnings of unconsolidated affiliate. Adjusted EBITDA related to unconsolidated affiliate excludes the same items with respect to the unconsolidated affiliate as those excluded from the calculation of Adjusted EBITDA, such as interest, taxes, depreciation, depletion, amortization and other non-cash items. Although these amounts are excluded from Adjusted EBITDA related to unconsolidated affiliate, such exclusion should not be understood to imply that we have control over the operations and resulting revenues and expenses of such affiliate. We do not control our unconsolidated affiliate; therefore, we do not control the earnings or cash flows of such affiliate. The use of Adjusted EBITDA or Adjusted EBITDA related to unconsolidated affiliate as an analytical tool should be limited accordingly. Inventory adjustments that are excluded from the calculation of Adjusted EBITDA represent changes in lower of cost or market reserves on the Partnership's inventory. These amounts are unrealized valuation adjustments applied to fuel volumes remaining in inventory at the end of the period.
(3)Excludes the impact of inventory adjustments consistent with the definition of Adjusted EBITDA.
(4)The distribution coverage ratio for a period is calculated as Distributable Cash Flow attributable to partners, as adjusted, divided by distributions expected to be paid to partners of Sunoco LP in respect of such a period.